UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2025

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Madison Avenue New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, Flutter Entertainment plc (the “Company”) announced that the Board of Directors (the “Board”) has appointed Sally Susman to the Board as a non-executive director, effective as of the conclusion of the Company’s Annual General Meeting, currently scheduled to take place on May 29, 2026. Ms. Susman has not been appointed as a member of a Board committee at this time.

The Board has determined that Ms. Susman is an independent director in accordance with the New York Stock Exchange listing standards.

Ms. Susman, age 64, currently serves as the Executive Vice President and Chief Corporate Affairs Officer for Pfizer Inc., a multinational pharmaceutical and biotechnology company, and, before that, she served as Pfizer’s Executive Vice President of Corporate Affairs (formerly Policy, External Affairs and Communications) from 2010 to 2018. Ms. Susman intends to step down from her role at Pfizer at the conclusion of 2025. Before joining Pfizer in 2007, Ms. Susman served as the Chief Communications Officer of the Estée Lauder Companies Inc. and as Executive Vice President of Global Communications for the American Express Company. Ms. Susman currently serves as a non-executive director of UL Solutions, Inc. and has served as a non-executive director of Equity Office Properties Trust and WPP plc. Ms. Susman is currently a member of the board of directors of the International Rescue Committee, a global humanitarian aid, relief and development nonprofit organization since 2012, and is also a member of the Council on Foreign Relations. Ms. Susman earned a B.A. in Government from Connecticut College.

Ms. Susman will receive compensation consistent with the Company’s fee schedule for non-executive directors. The current schedule is described in the Company’s definitive Proxy Statement for its 2025 Annual General Meeting, filed with the U.S. Securities and Exchange Commission on April 24, 2025.

Ms. Susman does not have any family relationships with any executive officer or director of the Company or its affiliates. There are no arrangements or understandings with the Company, or any other persons, under which Ms. Susman was elected to serve as a director of the Company. In addition, Ms. Susman is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 11, 2025, Flutter Entertainment plc released, via the Regulatory News Service in London, an announcement (the “RNS Announcement”) regarding Ms. Susman’s appointment, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	RNS Announcement dated December 11, 2025

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: December 11, 2025	By:	/s/ Fiona Gildea
	Name:	Fiona Gildea
	Title:	Deputy Company Secretary and Head of Governance